UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On October 24, 2005, the Board of Directors of Chicago Mercantile Exchange Holdings Inc. (the "Company") approved a Second Amendment (the "Second Amendment") to the Company’s Rights Agreement, by and between the Company and Computershare Investor Services, LLC (as successor to Mellon Investor Services LLC), as Rights Agent, originally adopted as of November 30, 2001, and amended by the First Amendment to the Rights Agreement, dated as of November 13, 2002 (the "Rights Agreement"). The Second Amendment amends the Rights Agreement to increase from $105 to $1,000 the "Purchase Price" required to be paid upon the exercise of a "Right" under the Rights Agreement to purchase one "Unit" consisting of one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share.

The Board of Directors believes the increase in the purchase price is necessary for the Rights Agreement to continue to serve the purpose for which it was initially adopted and was brought about by the increase in value of the Company’s Class A common stock at the time of the Company’s initial public offering of $35.00 per share to $348.00 per share on October 21, 2005, the last trading day prior to the Board of Directors’ approval of the Second Amendment. The Board of Directors continues to believe the Rights Agreement is necessary to preserve for the Company’s stockholders the long-term value of the Company in the event of a potential takeover that is deemed by the Board of Directors to be coercive or unfair or otherwise not in the best interests of the Company’s stockholders. The rights will continue to trade with the Company’s Class A common stock, unless and until they are separated upon the occurrence of certain future events.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The rights should not interfere with any merger or other business combination approved by the Board of Directors since the rights may be amended to permit such acquisition or redeemed by the Company at $0.01 per right prior to the earlier of (i) a person or group of affiliated or associated persons acquiring beneficial ownership of 15% or more of the shares of the Company’s common stock or Class A common stock, (ii) a person or group of affiliated or associated persons commencing a tender offer that would result in the acquisition of 15% or more of the shares of the Company’s common stock or Class A common stock or (iii) the final expiration of the rights. The rights may also be redeemed following a person, entity or group of affiliated or associated persons acquiring beneficial ownership of 15% or more of the shares of common stock under certain limited circumstances.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the amendment to increase the exercise price of the rights is not prompted by any specific effort or takeover threat currently perceived by management.

A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1

Second Amendment to Rights Agreement, dated as of October 26,2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

October 27, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement, dated as of October 26, 2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC.